SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DIGITAL BIOMETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MARCH 16, 1999


            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Digital Biometrics, Inc., a Delaware corporation (the "Company"), will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, March 16, 1999, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

            1. To elect four directors, each to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

            2. To consider and vote upon the amendment to the Company's Certificate of Incorporation which provides for the issuance of up to 5,000,000 shares of preferred stock.

            3. To consider and vote upon the amendment to the Digital Biometrics, Inc. Retirement Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares; and

            4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

            The transfer books of the Company will not be closed for the Annual Meeting. Only stockholders of record at the close of business on February 5, 1999 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ James C. Granger

                                        James C. Granger
                                        President

Minnetonka, Minnesota
February 16, 1999


            All stockholders are cordially invited and requested to attend the Annual Meeting in person. Stockholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the Annual Meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to your vote at the Annual Meeting.

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                              --------------------

                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 16, 1999

                                ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Digital Biometrics, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, March 16, 1999, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about February 16, 1999.

            The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Annual Meeting. Shares of the Company's common stock represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote in favor of: (a) the election of each nominee identified below to the Company's Board of Directors; (b) the proposal to amend the Company's Certificate of Incorporation to authorize the issuance of up to 5 million shares of preferred stock and (c) the proposal to increase by 300,000 the number of shares of the Company's common stock reserved for issuance under the Digital Biometrics, Inc. Retirement Plan. The abstention or failure to vote shares present at the Annual Meeting and broker non-votes do not have the effect of a vote "against" the proposals to amend the Company's Certificate of Incorporation, to amend the Company's Retirement Plan, or for the election of any nominee to the Board of Directors.

                   VOTING RIGHTS AND OUTSTANDING COMMON STOCK

            Only holders of the common stock of the Company whose names appear of record on the books of the Company at the close of business on February 5, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the voting shares of the Company consisted of _______ shares of common stock, each entitled to one vote per share.

            The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

            Assuming the presence of a quorum, in all matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

            The Board of Directors oversees the management of the Company on behalf of the stockholders. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in certain areas, such as the selection and appointment of the Company's executive officers, as well as the nature and amounts of their compensation. Three of the four proposed members of the Board of Directors are not employed by the Company. Only nonemployee directors serve as the Company's Audit Committee and Compensation and Personnel Committee.

      Effective January 26, 1999, the Board of Directors amended the Company's Bylaws to permit the election of at least four, but not more than nine, directors. Prior to such amendment, the Bylaws provided for the election of not less than five, nor more than nine, members of the Board of Directors. The Board has fixed the number of directors to serve from and after the Annual Meeting at five.

      As of the date this Proxy Statement was mailed to the Company's stockholders, the Company has identified only four candidates to serve on the Board of Directors. One of the Company's five current directors, Mr. Stephen Slavin, recently decided against serving another term on the Board. The Company is currently conducting a search for additional candidates to serve as the fifth member of the Board. Since no information regarding the qualifications of candidates can be provided to the Company's stockholders in connection with the Annual Meeting, it is the intention of the Board to act immediately following the meeting to appoint a fifth member of the Board, assuming that a suitable candidate has been identified at that time. In the event that no such candidate has been identified, the Board intends to exercise its discretion under the Bylaws to reduce the number of directors to serve after the Annual Meeting to four.

            Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. Each of the nominees listed below has advised the Company of his willingness to continue service on the Board of Directors. In the event that a nominee is unable or unwilling to serve, the proxy may be voted in favor of the election of such person as the Proxies, in their discretion, determine following a recommendation by the Nominating Committee or, alternatively (subject to the provisions of the Company's Bylaws), the Board may elect to reduce the number of directors serving on the Board to eliminate the vacancy.

            The Board of Directors held 10 meetings during the fiscal year ended September 30, 1998. Each director attended 75 percent or more of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the year. See "Committees."

NOMINEES FOR ELECTION AS DIRECTOR

            The following table sets forth certain information regarding nominees for election as members of the Board of Directors. All of the directors of the Company elected at the Annual

Meeting will serve until the next Annual Meeting and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

      Name of Nominee                  Age    Position
      ---------------                  ---    --------

      James C. Granger(1)               52    President, Chief Executive Officer
                                              and Director
      C. McKenzie Lewis III(1)(2)(3)    52    Chairman and Director
      George Latimer(2)(3)              63    Director
      John E. Haugo(2)(3)               63    Director

(1)         Member of Nominating Committee.
(2)         Member of Compensation and Personnel Committee.
(3)         Member of Audit Committee.

            The following discussion sets forth the business experience and background of the nominees for director, each of whom currently serves as a director of the company.

            James C. Granger. Mr. Granger became the Company's President and Chief Executive Officer on January 1, 1997, and was appointed to the Board of Directors of the Company effective January 27, 1997. Prior to joining the Company, Mr. Granger was employed by ADC Telecommunications, Inc. as president of its Access Platforms System between March 1995 and December 1996. Between 1989 and February 1995, Mr. Granger was employed by Sprint/United Telephone, Orlando, Florida, in various senior marketing and management positions. Prior to 1989, Mr. Granger was employed by American Telephone & Telegraph in various management positions.

            C. McKenzie Lewis III. Mr. Lewis was elected Chairman of the Company's Board of Directors on October 28, 1996 and has served as a director of the Company since 1994. Between 1986 and 1996, Mr. Lewis served as Chief Executive Officer and President and a director of Computer Network Technology Corporation, a developer and manufacturer of high performance extended channel networking systems. Mr. Lewis has over 26 years experience in the computer and data communications industry. Mr. Lewis is currently President of Sherpa Partners LLC and a General Partner in Minnesota Management Partners, L.P.

            George Latimer. Mr. Latimer has served on the Company's Board of Directors since 1990. He is a Distinguished Visiting Professor of Urban Studies at Macalester College, St. Paul, Minnesota. From November 1995 through December 1997, Mr. Latimer served as Chief Executive Officer of the National Equity Fund, a financing syndication for affordable housing in Chicago, Illinois. From July 1993 to November 1995, Mr. Latimer served as Director, Office of Special Actions, U.S. Department of Housing and Urban Development ("HUD"). From February 1993 to July 1993, Mr. Latimer was employed as a consultant to HUD. From 1990 to 1993, Mr. Latimer was dean of Hamline University School of Law in St. Paul, Minnesota. From 1976 to 1990, Mr. Latimer served as the Mayor of St. Paul, Minnesota.

            John E. Haugo. Mr. Haugo has served on the Company's Board of Directors since February 1998. Mr. Haugo has been Chief Executive Officer of MedServe Link, Inc. since January 1998. Mr. Haugo has served as a director of Global Maintech, Inc. since June 1997. Mr. Haugo served as Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company from September 1994 to March 1997. From April 1986 until September 1994, prior to its acquisition by HBO, Mr. Haugo was founder, Chairman and Chief Executive Officer of Serving Software, Inc. a provider of health care scheduling and resource management systems.

            All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxy.

COMMITTEES

            The Board of Directors appoints committees to study and act on key issues in greater detail then would be possible at full Board meetings. Each Committee reviews the results of the meetings and other actions with the full Board.

            During fiscal year 1998, The Audit Committee was comprised of Messrs. Latimer (Chairman), Haugo and Lewis, together with Mr. Slavin, who is not standing for re-election to the Company's Board of Directors. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommending independent accountants to the Board of Directors; (2) reviewing the timing, scope and results of the independent auditors' examination and related fees; (3) reviewing periodic comments and recommendations concerning the Company's accounting systems and internal controls made by the independent auditors; and
(4) reviewing the scope and adequacy of internal accounting controls. The Audit Committee held one meeting during fiscal year 1998.

            During fiscal year 1998, the Compensation and Personnel Committee was comprised of Messrs. Haugo (Chairman) and Messrs. Lewis, Latimer and Slavin. The responsibilities of the Compensation and Personnel Committee include making recommendations to the Board of Directors with respect to compensation for executive employees of the Company and overseeing the Company's stock option plans and the grant of stock options thereunder. The Compensation and Personnel Committee met six times during fiscal year 1998.

            A Nominating Committee was established by the Board of Directors on December 5, 1996. During fiscal year 1998, this Committee was comprised of Messrs. Lewis (Chairman), Granger and Slavin. The Nominating Committee makes recommendations regarding the composition of the Board of Directors and nomination of individuals for election to the Board by the stockholders of the Company. The Nominating Committee did not meet during fiscal year 1998.

DIRECTOR COMPENSATION

            Employees of Digital Biometrics, Inc. receive no supplemental compensation for serving on the Board of Directors. Except as described below, outside directors of the Company served without monetary compensation in fiscal 1998.

            Pursuant to the Company's 1992 Restricted Stock Plan, each time a non-employee director is elected or re-elected to the Board, he will be granted the number of shares of restricted stock equal to $18,000 divided by the fair market value of one share of common stock at the close of business on the day prior to the date of grant. Restricted stock awards are granted on the date of the annual stockholders' meeting at which the non-employee director is elected or re-elected to the Board. Restricted stock awards were made to each of the Company's outside directors who served in fiscal 1998 (John E. Haugo, C. McKenzie Lewis III, George Latimer and Stephen M. Slavin).

            Effective with his appointment to the Board in February 1998, the Board awarded 3,000 shares of restricted common stock to Mr. Haugo. The market value of the award on the date of grant was $3,939.

            Grants of restricted shares of the Company's common stock typically vest over a three-year period.

            Pursuant to the terms and conditions of the Company's 1998 Stock Option Plan, each time a non-employee director is elected or re-elected to the Board of Directors he or she will be granted an option to purchase 15,000 shares of the Company's common stock at an exercise price per share equal to 100 percent of the fair market value of the common stock on the date of such election or re-election. Effective with their election or re-election to the Board on April 8, 1998, a stock option grant to purchase 15,000 shares of the Company's common stock at an exercise price of $1.625 was issued to each of the Company's outside directors, John E. Haugo, C. McKenzie Lewis III, George Latimer and Stephen M. Slavin. The options vest on April 7, 1999 and have a term of five years.

                             EXECUTIVE COMPENSATION

            The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in fiscal year 1998 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION                   AWARDS
              NAME AND                           ---------------------------  -------------------------------      ALL OTHER
          PRINCIPAL POSITION             YEAR       SALARY          BONUS      SECURITIES UNDERLYING OPTIONS    COMPENSATION(6)
-------------------------------------  --------  ------------    -----------  -------------------------------  -----------------
James C. Granger(1)                      1998      $175,020        $17,500                250,000                   $4,667
   President and Chief                   1997       131,265         32,816                250,000                        -
   Executive Officer                     1996             -              -                      -                        -

John J. Metil(2)                         1998       138,750         14,000                100,000                    3,563


                                       5



   Executive Vice President,             1997        62,500          9,374                100,000                        -
   Chief Operating Officer and           1996             -              -                      -                        -
   Chief Financial Officer

Barry A. Fisher(3)                       1998       106,667         11,000                 75,000                    2,377
   Vice President of Sales, Marketing    1997        48,750          6,750                 75,000                        -
   and Business Development              1996             -              -                      -                        -

Roman A. Jamrogiewicz(4)                 1998       128,000         10,000                 50,000                    2,663
   Vice President of Engineering         1997        53,333          9,600                100,000                        -
                                         1996             -              -                      -                        -

Michel R. Halbouty(5)                    1998       109,167         11,000                 75,000                        -
   Vice President of Operations          1997        37,500          6,750                 75,000                        -
                                         1996             -              -                      -                        -

----------------------------------

(1) Mr. Granger has served as President and Chief Executive Officer of the Company since January 1, 1997.
(2) Mr. Metil has served as Chief Operating Officer and Chief Financial Officer of the Company since April 1, 1997 and as Executive Vice President since November 1, 1998.
(3) Mr. Fisher has served as Vice President of Sales, Marketing and Business Development since March 17, 1997.
(4) Mr. Jamrogiewicz has served as the Company's Vice President of Engineering since April 25, 1997.
(5) Mr. Halbouty has served as Vice President of Operations of the Company since May 1, 1997.
(6) Represents Company match, paid in shares of the Company's common stock, of employee 401(k) contributions.


                     STOCK OPTION GRANTS IN FISCAL YEAR 1998

                                                                                              POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF                                                        ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES      PERCENT OF TOTAL                                  PRICE APPRECIATION FOR OPTION
                            UNDERLYING     OPTIONS GRANTED TO    EXERCISE OR                              TERM(3)
                              OPTIONS         EMPLOYEES IN       BASE PRICE      EXPIRATION   -----------------------------
        NAME                 GRANTED(1)        FISCAL YEAR       ($/SHARE)(2)        DATE         5%                  10%
-------------------------   -----------    ------------------    ------------    ----------   ----------          ---------
James C. Granger             250,000               26              $1.9063        05/21/08     $172,364           $436,805
John J. Metil                100,000               10               1.9063        05/21/08       68,946            174,722
Barry A. Fisher               75,000                8               1.9063        05/21/08       51,709            131,041
Roman A. Jamrogiewicz         50,000                5               1.9063        05/21/08       34,473             87,361
Michel R. Halbouty            75,000                8               1.9063        05/21/08       51,709            131,041

----------------------------------

(1) Subject to acceleration at the discretion of the Compensation Committee or upon the death or disability of the optionee, each option becomes cumulatively exercisable with respect to 33 1/3 percent of the shares covered on each of the first three anniversaries of the grant date.
(2) Fair market value per share on the date of grant or the effective date, whichever is less, in accordance with the terms of the 1990 Stock Option Plan.
(3) The 5 percent and 10 percent assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future market price of the Company's common stock price.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                        AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED                  OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                                    ON           VALUE      -------------------------------   -------------------------------
             NAME                EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------  ---------------   ----------   -------------   ---------------   -------------   ---------------
James C. Granger                    -              -            83,333          416,667             -                -
John J. Metil                       -              -            33,333          166,667             -                -
Barry A. Fisher                     -              -            25,000          125,000             -                -
Roman A. Jamrogiewicz               -              -            33,333          116,667             -                -

Michel R. Halbouty                  -              -            25,000          125,000             -                -

---------------------------

(1) Market value of underlying securities at fiscal year end minus the exercise price.


                 REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

            The Compensation and Personnel Committee (the "Compensation Committee") is composed of the independent, outside directors whose names appear following this report. The Compensation Committee considers how the achievement of the Company's overall goals and objectives can be aided through the use of an appropriate compensation program. The Compensation Committee's responsibilities include determining the amount and type of compensation paid to the executive officers of the Company, as well as administering the Company's common stock-based benefit plans.

            The Compensation Committee believes that the Company's annual cash compensation package (base salary plus bonus opportunities) must be sufficient to retain and attract highly qualified and experienced executives and management personnel. The Compensation Committee also believes that stockholder value depends, to a significant extent, on a close alignment between the financial interests of the Company's stockholders and those of its employees, in particular its executive officers. Compensation of the Company's executive officers includes three primary elements: base compensation, annual incentives, and long-term incentives in the form of stock options or restricted stock.

BASE COMPENSATION

            Annual base salaries of the Company's executive officers, other than the Company's President and Chief Executive Officer, are recommended by the President, subject to approval by the Compensation Committee. Individual salary recommendations may vary based upon the President's assessment of the value of each executive's position in the Company, Company performance, the executive's individual performance and compensation for similar positions at comparable companies. Compensation for the Company's President and Chief Executive Officer is determined by the Compensation Committee as discussed further below.

INCENTIVE COMPENSATION

            The Company's Executive Compensation Plan (the "Plan"), amended most recently in 1997, is performance based and includes both annual and long-term incentive components. Performance under each Plan component is measured against predetermined revenue and profitability objectives with a "threshold," "target" and "maximum" for each. The Plan also permits the assignment of individual management objectives to each participant. Target amounts are based upon the annual budget for revenue and profitability established by the Board of Directors as of the beginning of each fiscal year. Threshold and maximum amounts are determined annually for revenue and profitability by the Compensation Committee in connection with the Board of Directors' consideration of the annual budget. Performance below the threshold objective results in no annual or long-term incentive award. Performance between threshold and target and target and maximum objectives result in incentive awards determined on a prorated basis. There is no additional award payable under the Plan for performance above the maximum objective. The Plan provides that the Compensation Committee may elect to pay all or any portion of any incentive award in restricted shares of the Company's common stock, vesting over a three-year period. Long-term incentive awards consist of stock options grants under the Company's 1990 Stock Option Plan and 1998 Stock Option Plan with vesting over a three-year period.

            No awards were paid under the revenue and profitability components of the Plan for fiscal 1998 as the Company's objectives were not achieved.

            Stock option plans maintained by the Company were established to provide employees, including executive officers, with an opportunity to financially participate in the Company's long-term performance. Periodic grants of stock options are considered at least annually for eligible employees. Additional grants are sometimes authorized by the Compensation Committee in its sole discretion. Historically, discretionary awards have been made in circumstances such as commencement of employment, initiation of employment contracts, completion of significant product installations and execution of significant agreements and/or following significant change in job responsibility or title. Stock options granted under the 1990 Stock Option Plan generally have a three-year vesting schedule and expire ten years from the date of grant. Stock options granted under the 1998 Stock Option Plan generally have a three-year vesting schedule and expire seven years from the date of grant. The exercise price of options granted under the 1990 Stock Option Plan and 1998 Stock Option Plan are equal to the fair market value of the underlying stock on the date of grant.

CEO COMPENSATION

            Mr. Granger's base salary, bonus opportunities and awards and stock option awards are reviewed annually and determined by the Compensation Committee. Mr. Granger's base salary, bonuses and stock option awards are, in general, determined using the same criteria described above for other executive officers. Mr. Granger is eligible to participate in the Company's 401(k) retirement plan. The level of Mr. Granger's compensation reflects, among other factors, the Compensation Committee's evaluation of his role in implementing strategies to achieve the Company's goals and his duties and responsibilities with the Company.

            The Compensation Committee believes that the Company's compensation programs for executive officers of the Company are aligned with the long-term interests of the Company's stockholders.

            Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the deduction for corporate taxpayers with respect to the compensation of executive officers is limited to specified amounts unless the amount of such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee believes that the Company's executive compensation practices are sufficiently linked to performance to permit the full deductibility of such compensation under Section 162(m).

January 26, 1999

                                    The Compensation and Personnel Committee:

                                           John E. Haugo, Chairman
                                           George Latimer
                                           C. McKenzie Lewis III
                                           Stephen M. Slavin

TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

            During fiscal 1997, the Board of Directors of the Company adopted a change of control plan for the benefit of executive officers. Upon a change of control of the Company, an executive officer will, upon termination of his employment, be entitled to payment of an amount equal to such officer's base salary immediately prior to the change of control, payable on or before the 30th day following the termination of such officer's employment. An officer is not entitled to such payment if he is offered employment following a change of control by the successor to the Company or its business, provided such employment is comparable to his employment with the Company and is at a base salary level comparable to, or greater than, that paid by the Company. In the event the employment of an officer is not terminated, or such officer is offered employment by the successor and is employed, but such employment is terminated within a period of one year following the change of control, the officer shall be entitled to payment of an amount equal to his base salary, less compensation actually paid during the period in which he was employed by the Company or a successor entity subsequent to the change of control. The change of control payment is limited to an amount not to exceed the safe harbor under Section 280G of the Internal Revenue Code.

                                 PROPOSAL NO. 2
              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

            The Company's Certificate of Incorporation at present authorizes the issuance of 40,000,000 shares of common stock. For the reasons set forth below, the Board of Directors believes the Company's Certificate of Incorporation should be amended to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share. The text of the proposed amendment is set forth in Exhibit A to the Proxy Statement.

            The proposed amendment authorizes the Company's Board of Directors, without further action or approval by the stockholders, to authorize the issuance of preferred stock from time to time in one or more class and/or series, and to determine all relevant terms of each such class or series at the time of issuance, including but not limited to the following: (a) the number of shares constituting such class or series; (b) the dividend rights, if any; (c) whether, and upon what terms, the shares of such class or series would be redeemable; (d) whether, and upon what terms, the shares of such class or series would be convertible into, or exchangeable for, other securities; (e) whether a sinking fund would be provided for the redemption of such class or series and, if so, the terms thereof; and (f) other preferences, powers, qualifications, special or relative rights and privileges and limitations or restrictions of such preferences or rights, if any. The proposed amendment provides that holders of preferred stock may be entitled to up to one vote per preferred share upon all matters presented to the stockholders and will vote together with the holders of common stock as one class on all matters, except as otherwise provided by the Certificate of Incorporation or required by law.

            The Board of Directors believes that amending the Certificate of Incorporation to permit the Board to issue shares of preferred stock will provide the Company with much-needed flexibility to satisfy the Company's future financing requirements. The Board is not currently considering the issuance of preferred stock for any such financing purposes and has no present intention to issue any class or series of preferred stock.

      The Company could also issue shares of preferred stock for other corporate purposes, such as to make acquisitions or structure mergers, although no issuances for such purposes are contemplated at the present time. If the proposed amendment is approved, the Board will be able to specify the precise characteristics of the class or series of preferred stock to be issued, depending upon current market conditions and the nature of specific transactions.

            Although the voting rights of any shares of preferred stock that are issued will be limited to one vote per share as described above, the issuance of preferred stock could be used to discourage attempts to acquire control of the Company which the Board oppose. The Board of Directors represents that it will not issue, without prior stockholder approval, any class or series of preferred stock for any defensive or antitakeover purpose, or with features intended to make any attempted acquisition of the Company more difficult or costly. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. Accordingly, the Board believes that the authorization of preferred stock, as structured, is in the best interests of the stockholders of the Company since it could not disproportionately affect the voting power of existing stockholders, is consistent with sound corporate governance principles, and enhances the ability of the Company to take advantage of financing alternatives and possible acquisition transactions.

            All shares represented by proxies will be voted FOR the proposal to amend the Company's Certificate of Incorporation to authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock unless otherwise specified.

                                 PROPOSAL NO. 3
                          APPROVAL OF AMENDMENT TO THE
                    DIGITAL BIOMETRICS, INC. RETIREMENT PLAN

            In February 1993, the Company's stockholders ratified the Digital Biometrics, Inc. Retirement Plan (the "Retirement Plan") and the reservation for issuance thereunder of 200,000 shares of the Company's common stock. In January 1999, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Retirement Plan to increase from 200,000 to 500,000 the number of shares of common stock reserved for issuance thereunder. The decision to issue additional shares of common stock pursuant to the Retirement Plan will be made by the Board of Directors in its discretion, as described below.

            The purpose of the Retirement Plan is to provide an opportunity for all employees of the Company, meeting defined eligibility requirements, to participate in the Retirement Plan and accumulate retirement savings. There are currently 60 eligible employees participating in the Retirement Plan. The Retirement Plan is a profit-sharing and savings defined contribution plan qualifying under Section 401(k) of the Internal Revenue Code. The Retirement Plan allows employees to defer a portion of their annual compensation through pre-tax contributions to the Retirement Plan. Annual employee contributions are limited to maximums established by the Internal Revenue Code ($10,000 in 1998).

            At the discretion of the Board of Directors, the Company may make matching contributions up to an amount equal to 50 percent of the contributions made by each employee, subject to a maximum contribution for each employee of five percent of compensation. The Board also may make other discretionary contributions to the Retirement Plan. Matching or other discretionary contributions determined to be made by the Board of Directors may be made in shares of the Company's common stock. In January 1999, the Company issued 67,828 shares of common stock pursuant to the Retirement Plan in connection with employee contributions made during calendar 1998. The Board of Directors has approved the issuance of an additional 20,069 shares in matching contributions for 1998, subject to approval of the aforementioned amendment to the Retirement Plan by the Company's stockholders.

            All shares represented by proxies will be voted FOR the proposal to amend the Company's Retirement Plan to increase the number of shares of common stock issuable thereunder by 300,000 unless otherwise specified.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Gordon L. Bramah is the Chairman of the Board of Directors of Bramah Limited ("Bramah"), which is a significant stockholder of the Company. In connection with early stage investments made by Bramah in the Company, the Company granted Bramah an exclusive license for the Company's technology in the United Kingdom. In October 1992, the exclusive license was reacquired by the Company in return for a royalty arrangement whereby Bramah will be paid a 15 percent royalty on sale of the first $1.0 million of the Company's products in the United Kingdom. On September 30, 1998, the Company had accrued royalties of approximately $91,000 payable to Bramah on sales in the United Kingdom during fiscal 1997 and 1998.

                               SECURITY OWNERSHIP

            The following table sets forth, as of December 31, 1998, the number of shares of the Company's common stock beneficially owned by (i) each person known to be the beneficial owner of five percent or more of the total issued and outstanding shares of the Company's common stock, (ii) each director, (iii) each of the Named Officers appearing in the Summary Compensation Table above and (iv) all officers and directors as a group. Any shares reflected in the following table which are subject to an option or a warrant are deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by any other person. Except as otherwise indicated, each beneficial owner has sole voting and investment power over the outstanding shares of which he has beneficial ownership.

                                                    Shares Beneficially Owned(1)
                                                    ----------------------------
Name of Beneficial Owner/Group                         Number            Percent
------------------------------                         ------            -------
Perkins Capital Management Inc.
      730 East Lake Street
      Wayzata, Minnesota 55391                       1,297,600             9.3%
Gordon L. Bramah
      Littlemoore House
      Eckington, Sheffield S31 9EF  England          1,053,435             7.5%
Bramah Limited
      Littlemoore House
      Eckington, Sheffield S31 9EF  England          1,052,935             7.5%
Stephen M. Slavin(2)                                   114,577               *
George Latimer(3)                                       39,626               *
C. McKenzie Lewis III(4)                                68,655               *
John E. Haugo                                           14,076               *
James C. Granger(5)                                    184,458             1.3%
John J. Metil(6)                                        39,419               *
Barry A. Fisher(7)                                      29,327               *
Roman A. Jamrogiewicz(8)                                36,983               *
Michel R. Halbouty(9)                                   25,000               *

All officers and directors as a group (9 persons)      552,121             3.7%

*   Indicates an amount less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.
(2) Includes 77,077 shares of common stock owned by Mr. Slavin and 37,500 shares of common stock that may be acquired subject to options.
(3) Includes 32,126 shares of common stock beneficially owned by Mr. Latimer and an option for 7,500 shares of common stock.
(4) Includes 20,655 shares of common stock beneficially owned by Mr. Lewis and an option and a warrant for the purchase of an aggregate of 48,000 shares of common stock.
(5) Includes 17,791 shares of common stock beneficially owned by Mr. Granger and options for the purchase of an aggregate of 166,667 shares of common stock.
(6) Includes 6,086 shares of common stock owned by Mr. Metil and options for the purchase of 33,333 shares of common stock.
(7) Includes 4,327 shares of common stock owned by Mr. Fisher and options for the purchase of 25,000 shares of common stock.
(8) Includes 3,650 shares of common stock owned by Mr. Jamrogiewicz and options for the purchase of 33,333 shares of common stock.
(9)   Represents options to purchase 25,000 shares of common stock.

            There are no arrangements known to the Company which at a later date may result in a change in control of the Company.

                            COMMON STOCK PERFORMANCE

            The following graph compares cumulative total stockholder return on an investment in the Company's common stock during the period from September 30, 1993 to September 30, 1998, with the Nasdaq Stock Market Index and Digital Biometrics, Inc.'s primary competitor, Identix, Inc. The cumulative total stockholder return assumes an initial investment of $100 on September 30, 1993.



                               [PLOT POINTS GRAPH]

INDEXED AS OF: 9/30/93
SOURCE: FACTSET RESEARCH SYSTEMS

          Digital Biometrics, Inc.    Identix Inc.               Nasdaq
9/30/93             100                     100                      100
3/31/94         74.5763                151.2821                  97.4672
9/30/94         49.1525                130.7692                  100.198
3/31/95         58.4746                135.8974                 107.1357
9/29/95         48.3051                533.3333                 136.8075
3/29/96         22.8814                461.5385                 144.3929
9/30/96         25.4237                394.8718                 160.8485
3/31/97         13.9831                343.5897                 160.1641
9/30/97         17.3729                469.2308                 220.9929
3/31/98         10.5932                348.7179                 240.6565
9/30/98          8.7924                246.1538                 222.0614

            The common stock of the Company has been traded on the Nasdaq National Market since April 25, 1993, and was traded on the Nasdaq SmallCap Market prior to that time. The Company's common stock is traded under the symbol DBII.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and the holders of 10 percent or more of the Company's stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal year 1998 its directors and executive officers filed all reports on a timely basis.

                              STOCKHOLDER PROPOSALS

            Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to
C. McKenzie Lewis III, Chairman, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315 by October 11, 1999. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

            On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which the stockholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised that the meeting, without any discussion of the matter in the proxy statement.

            With respect to the Company's Annual Meeting of stockholders during calendar 2000, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by December 26, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.

                               PROXY SOLICITATION

            The cost of this solicitation of proxies will be paid by the Company. The Company has retained D.F. King & Company, Incorporated to assist in the solicitation of proxies, at an estimated cost of $5,000 plus reimbursement of out-of-pocket expenses. Proxies will also be solicited by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                          ANNUAL REPORT TO STOCKHOLDERS

            A copy of the 1998 Annual Report to Stockholders of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1998 will be provided without charge upon written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Stockholder Relations, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315. No part of the 1998 Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ James C. Granger

                                        James C. Granger
                                        President

Minnetonka, Minnesota
February 16, 1999

                                                                       EXHIBIT A

                   PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE
                        CERTIFICATE OF INCORPORATION OF
                            DIGITAL BIOMETRICS, INC.

      Article Fourth of the Certificate of Incorporation (which is the only portion of the Certificate of Incorporation affected by Proposal 2) shall be deleted and replaced by the following:


                                    FOURTH:

            1.          Authorized Shares.

            The total number of shares of capital stock which this Corporation is authorized to issue is forty-five million (45,000,000), of which forty million (40,000,000) shares shall be common stock, $.01 par value ("Common Stock"), and five million (5,000,000) shall be preferred stock, $.01 par value ("Preferred Stock").

            2.          Common Stock.

                        A. Each share of Common Stock shall have one vote.

                        B. Subject to any preferential rights of holders of
            Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the Board of Directors from time to time, and of any distribution, after the payment or provision for payment of debts and other liabilities of this Corporation, of the assets of this Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

            3.          Preferred Stock.

                        A. The Board of Directors is hereby authorized to
            provide, by resolution or resolutions adopted by the Board, for the issuance of Preferred Stock from time to time in one or more class and/or series, to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and number of shares of each such class or series, as stated and expressed herein and in the resolution or resolutions providing for the issue of such class and/or series adopted by the Board of Directors as hereinafter provided. Without limiting the generality of the foregoing, the Board is authorized to provide that shares of a class or series of Preferred Stock:

                                    (i) are entitled to cumulative, partially
                        cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of this Corporation or other property, at such times and in such amounts as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                                    (ii) are entitled to a preference with
                        respect to payment of dividends over one or more other class and/or series of capital stock of this Corporation;

                                    (iii) are entitled to a preference with
                        respect to any distribution of assets of this Corporation upon its liquidation, dissolution or winding up over one or more other class and/or series of capital stock of this Corporation in such amount as is set forth in the resolution or resolutions establishing such class or series or as is determined in a manner specified in such resolution or resolutions;

                                    (iv) are redeemable or exchangeable at the
                        option of this Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of this Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                                    (v) are entitled to the benefits of such
                        sinking fund, if any, as is required to be established by this Corporation for the redemption and/or purchase of such shares by the resolution or resolutions establishing such class or series;

                                    (vi) are convertible at the option of the
                        holders thereof into shares of any other class or series of capital stock of this Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                                    (vii) are exchangeable at the option of the
                        holders thereof for cash, capital stock or indebtedness of this Corporation or other property, at such times or upon the occurrence of such events, at such prices, as are set forth in the resolution or resolutions establishing such class or series or as are determined in a manner specified in such resolution or resolutions;

                                    (viii) are entitled to up to one vote per
                        share upon all matters presented to the stockholders and will vote together with the holders of common stock as one class on all matters, except as otherwise provided by this Certificate of Incorporation or required by law

                                    (ix) are subject to restrictions on the
                        issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

            Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the resolution or resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by this Corporation in connection with the issuance of such class or series. Unless otherwise specified in the resolution or resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of this Corporation.

                                    EXHIBIT B


                            DIGITAL BIOMETRICS, INC.

                                 RETIREMENT PLAN

                      SECTION 301. - EMPLOYER CONTRIBUTIONS

A.          OBLIGATION TO CONTRIBUTE

            The Employer shall make contributions to the Plan in accordance with the contribution formulas specified in the Adoption Agreement, which are as follows:

MATCHING CONTRIBUTIONS

            Such amount, if any, equal to that percentage of each contributing participant's elective deferral which the Employer, in its sole discretion, determines from year to year.

QUALIFIED NONELECTIVE CONTRIBUTIONS

            Allocation of Qualified Nonelective Contributions shall be made to the individual accounts of participants who are not highly compensated employees. Allocate of Qualified Nonelective Contributions to participants entitled thereto shall be made in the ratio which each participant's compensation for the plan year bears to the total compensation of all participants for such plan year.

EMPLOYER PROFIT SHARING CONTRIBUTION AND ALLOCATION FORMULA

            For each plan year the Employer may, in its sole discretion, contribute to the Plan an amount to be determined from year to year. Employer contributions made pursuant to this section and forfeitures shall be allocated to the individual accounts of qualifying participants in the ratio that each qualifying participant's compensation for the plan year bears to the total compensation of all qualifying participants for the Plan year.

            If this Plan is a profit sharing plan, the Employer shall in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

B.          ALLOCATION FORMULA AND THE RIGHT TO SHARE IN THE EMPLOYER
            CONTRIBUTION

            1.) General - The Employer Contribution for the Plan Year will be allocated or contributed to the Individual Accounts of qualifying Participants in accordance with the allocation or contribution formula specified In the Adoption Agreement. The Employer Contribution for any Plan Year will be allocated to each Participant's Individual Account as of the last day of that Plan Year.

            2.) Qualifying Participants - A Participant is a qualifying Participant and is entitled to share in the Employer Contribution for any Plan year if (1) he or she was a Participant on at least one day during the Plan Year, (2) if this Plan is a nonstandardized plan, he or she completes a Year of Vesting Service during the Plan Year and (3) where the Employer has selected the "last day requirement" in the Adoption Agreement, he or she is an Employee of the Employer on the last day of the Plan Year (except that this last requirement (3) shall not apply if the Participant has died during the Plan Year or incurred a Termination of Employment during the plan year after having reached his Normal Retirement Age or having incurred a Disability). Notwithstanding anything in this paragraph to the contrary, a Participant will not be a qualifying Participant for a Plan Year if he or she incurs a Termination of Employment during such Plan Year with not more than 500 Hours of Service if he or she is not an Employee on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year.

            3.) Special Rules for Integrated Plans - If the Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, then the Maximum disparity rate shall be determined in accordance with the following table.

                             MAXIMUM DISPARITY RATE

                                                                                       NONSTANDARDIZED
                                                       MONEY         TOP-HEAVY        AND NONTOP-HEAVY
INTEGRATION LEVEL                                    PURCHASE      PROFIT SHARING      PROFIT SHARING
-----------------                                    --------      --------------      --------------
Taxable Wage Base (TWB                                  5.7%             2.7%                5.7%

More than $0 but not more than X*                       5.7%             2.7%                5.7%

More than X* of TWB but not more than 80% of TWB        4.3%             1.3%                4.3%

More than 80% of TWB but not more than TWB              5.4%             2.4%                5.4%

-----------------------------------------------------------------------------------------------------

*X means the greater of $10,000 or 20% TWB

C.          ALLOCATION OF FORFEITURES

            Forfeitures for a Plan Year which arise as a result of the application of Section 6.01(D) shall be allocated as follows:

                        1.) Profit Sharing Plan - If this is a profit sharing
            plan, Forfeitures shall be allocated in the manner provided in
            Section 3.01(B) (for Employer Contributions to the Individual Accounts of Participants who are entitled to share in the Employer Contribution for such Plan Year.

                        2.) Money Purchase Pension and Target Benefit Plan - If
            this Plan is a money purchase or a target benefit plan, Forfeitures shall be applied towards the reduction of Employer Contributions to the Plan. However, if the Employer has indicated in the Adoption Agreement that Forfeitures shall be allocated to the Individual Accounts of Participants, then Forfeitures shall be allocated in the manner provided in Section 3.01(B) (for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contributions for such Plan Year.

D.          TIMING OF EMPLOYER CONTRIBUTION

            The Employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its fiscal year in which the Plan Year with respect to which the Plan is a Top-Heavy Plan.

E.          MINIMUM ALLOCATION FOR TOP-HEAVY PLANS

            The contribution and allocation provisions of this Section 3.01(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

            1.) Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key employee shall not be less than the lesser of 3% of such Participant's Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $200,000 (increased by any cost of living adjustments made by the Secretary of Treasury or his delegate) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled.

                            DIGITAL BIOMETRICS, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MARCH 16, 1999

         The undersigned, a stockholder of Digital Biometrics, Inc. (the "Company"), hereby appoints James C. Granger and John J. Metil, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of Digital Biometrics, Inc. to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, March 16, 1999, at 3:30 P.M., and any adjournments or postponements thereof, upon the matters set forth below, with all the powers which the undersigned would possess if personally present:

1. ELECTION OF        [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
   DIRECTORS:             (except as marked to         to vote for all nominees
                          the contrary below)          listed below

   JAMES C. GRANGER, C. MCKENZIE LEWIS III, GEORGE LATIMER AND JOHN E. HAUGO

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------


2. APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF PREFERRED STOCK.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. APPROVAL OF AMENDMENT TO DIGITAL BIOMETRICS, INC. RETIREMENT PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 300,000 SHARES.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL
            TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, THE
              PROPOSAL TO AMEND THE COMPANY'S RETIREMENT PLAN, AND
                FOR ALL THE NOMINEES TO THE BOARD OF DIRECTORS.

           (Continued, and TO BE DATED AND SIGNED on the reverse side)

                           (continued from other side)

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR the proposal to amend and restate the Company's Certificate of Incorporation, the proposal to amend the Digital Biometrics, Inc. Retirement Plan, and all nominees to the Board of Directors.



                                     Dated ____________________________, 1999

                                     _________________________________________

                                     _________________________________________
                                     (STOCKHOLDER MUST SIGN EXACTLY AS THE
                                     NAME APPEARS AT LEFT. WHEN SIGNED AS A
                                     CORPORATE OFFICER, EXECUTOR,
                                     ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.,
                                     PLEASE GIVE FULL TITLE AS SUCH. BOTH
                                     JOINT TENANTS MUST SIGN.)